UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On September 17, 2016, the Board of Directors of Depomed, Inc. fixed the close of business on September 27, 2016 as the record date to determine shareholders entitled to vote at the special meeting of shareholders requested by Starboard Value LP.

Important Additional Information

Depomed intends to file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Depomed shareholders at the proposed special meeting of Depomed shareholders (the “Special Meeting”).  Depomed will furnish any definitive proxy statement to its shareholders, together with a proxy card when they become available. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by Depomed with the SEC, will be available for no charge at the SEC’s website at http://www.sec.gov and at the investor relations section of Depomed’s website at http://www.depomed.com.  Copies may also be obtained by contacting Depomed’s Investor Relations by mail at 7999 Gateway Blvd., Suite 300, Newark, CA 94560 or by telephone at 510-744-8000.

Certain Information Regarding Participants

Depomed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with the Special Meeting.  Information regarding the names of Depomed’s directors and executive officers and their respective interests in Depomed by security holdings or otherwise is set forth in Depomed’s definitive proxy statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 14, 2016.  To the extent holdings of such participants in Depomed’s securities have changed since the amounts described in the 2016 definitive proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Depomed’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016 and in Depomed’s latest Quarterly Report on Form 10-Q.